UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to

Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

April 2, 2019

IRONWOOD PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34620	04-3404176
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

301 Binney Street
Cambridge, Massachusetts	02142
(Address of principal	(Zip code)
executive offices)

(617) 621-7722

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

As a result of the consummation of the separation of  Ironwood Pharmaceuticals, Inc. (“Ironwood”) and Cyclerion Therapeutics, Inc. into two independent, publicly traded companies (the “Separation”), Ironwood expects to effect an adjustment to the conversion rate applicable to its 2.25% Convertible Senior Notes due 2022 (the “Notes”) on the last trading day of the 10 consecutive trading-day valuation period beginning on and including April 2, 2019, the ex-dividend date applicable to the Separation.  Ironwood plans to amend the indenture for the Notes, dated as of June 15, 2015, to reference the 10-trading day valuation period. That amendment will  conform the valuation period in the indenture to  the 10-trading day valuation period reflected in the preliminary offering memorandum, dated June 8, 2015, relating to the offer and sale of the Notes.  Such a conforming amendment is contemplated by the indenture without noteholder action and is necessary because the indenture, prior to the amendment, refers to a 5-trading day period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ironwood Pharmaceuticals, Inc.

Dated: April 2, 2019	By:	/s/ Gina Consylman
		Name:	Gina Consylman
		Title:	Senior Vice President, Chief Financial Officer